Exhibit 99.1

For Immediate Release
March 27, 2020

TCG BDC Issues Stakeholder Update

New York - TCG BDC, Inc. (together with its consolidated subsidiaries, “we,” “us,” “our,” “TCG BDC” or the “Company”) (NASDAQ: CGBD) today issued a stakeholder update regarding its business operations and liquidity amid recent market dislocations and the impact of the COVID-19 pandemic. The full text of the letter follows.

Dear Stakeholder,

We at TCG BDC, operating alongside the parent of our investment adviser, global investment firm The Carlyle Group Inc. (“Carlyle”) (NASDAQ: CG), are closely monitoring the rapidly evolving impact of the COVID-19 pandemic on our employees, our investors, our portfolios, and the communities in which we operate. We recognize the human toll of the situation and focus has been and remains the health and wellbeing of our people and their families, as well as those at our portfolio companies. We remain committed to providing for the needs of each of our stakeholders during this challenging time.

While we expect a difficult economic climate to manifest itself in the coming quarters, our business has been operating normally through this volatile period and we believe our portfolio is well positioned to weather this demanding environment. Our team continues to actively manage our portfolio, maintaining constant dialogue with our borrowers to evaluate business performance, to identify potential liquidity needs, and to satisfy requests for revolving credit when required. In addition, we continue to engage actively with management teams and owners of businesses to evaluate new investment opportunities, while our risk and liability management teams are proactively engaged with each of our lenders and service providers to ensure smooth operations.

Though the current environment is dynamic, we remain confident that our Company is well positioned to deliver for its stakeholders given the attributes detailed below:

Defensive Portfolio Construction

A.
Significant Position Level Diversification: Our $2.1 billion of investments are highly diversified, with 136 total investments across 112 portfolio companies on a fair value basis. Our average loan position size is 0.7% of fair value, we have no individual loan position greater than 2.7% of fair value, and our top 10 loans aggregately account for 21% of fair value of investments. The portfolio has been carefully constructed to limit the impact of any one investment or group of investments on overall company results.

B.
Industry Level Diversification: Our investments are also highly diversified by industry, with a focus on defensive sectors. Our exposure to cyclical businesses is approximately half that of broader leverage finance markets, and no single sector accounts for more than 11% of total fair value. While we have exposures across the U.S. economy, we have a significant underweight to the oil and gas industry (0.6% of portfolio fair value, with no direct upstream energy exposure), while the hotel, gaming and leisure sector account for less than 4.5% of our portfolio fair value.

C.
Heavy First Lien Orientation: Since the inception of our company, our strategy has been to anchor our portfolio in the most senior position in corporate capital structures. First lien loans have historically comprised approximately 70% of our total investments. Our joint venture, Middle Market Credit Fund, LLC (“Credit

Fund”) which represents 10% of the fair value of our portfolio, is nearly 100% invested in first lien loans. At December 31st 2019, we had only 15% of our investments in junior debt instruments. Across multiple economic cycles, first lien debt has historically experienced lower defaults and higher recovery rates than other corporate debt instruments.

Conservative Liability Management

A.
Strong Liquidity Position: We possess a best-in-class liability management program, with more than 20 lending relationships with leading global financial institutions. As of December 31, 2019, we had $346 million of total unused commitments (well in excess of our unfunded commitments of $150 million). We are in regular contact with our lending partners, who continue to perform on their obligations and remain strong, valued partners for our business. We believe we have ample liquidity and credit availability to support our investment objectives.

B.
Well-Constructed and Flexible Liabilities: Our liability structure is diversified and flexible, comprised of a variety of instruments including a revolving credit facility, an asset-based lending facility, unsecured notes, and a CLO. Our recently placed $115 million, 5-year unsecured bond and our $450 million CLO financing accounted for nearly 50% of our outstanding debt as of December 31, 2019, neither of which have mark-to-market risk. In addition, none of our lending facilities have maturities in the next three years, and the average duration of our liabilities is greater than five years.

C.
Significant Leverage Capacity: Our statutory leverage was 1.2x at December 31, 2019, resulting in significant financial flexibility compared to the 2.0x statutory limit. It is our intent to operate within our long term range of 1.0-1.4x, though market conditions may warrant us to operate either above or below that level at different times.

Experienced Senior Management Team & Benefits of Association With The Carlyle Group
Our senior management team averages over 20 years of experience across many different cycles and environments, while we benefit significantly from our association with Carlyle, one of the world’s leading investment managers. We are able to draw upon the expertise of more than 600 investment professionals globally, as well as access the capabilities of the broader Carlyle platform including the firm’s origination, diligence, distribution, liquidity management and workouts capabilities.

In closing, our investment objective remains unchanged despite the changing market and economic environment - to generate attractive and sustainable income on behalf of our shareholders. Our Company remains well positioned to deliver on this objective. We look forward to sharing a more comprehensive review with all of our stakeholders on our first quarter earnings call in early May.

Sincerely,

TCG BDC

About TCG BDC, Inc.
TCG BDC is an externally managed specialty finance company focused on lending to middle-market companies. TCG BDC is managed by Carlyle Global Credit Investment Management L.L.C., an SEC-registered investment adviser and a wholly owned subsidiary of The Carlyle Group Inc. Since it commenced investment operations in May 2013 through December 31, 2019, TCG BDC has invested approximately $5.6 billion in aggregate principal amount of debt and equity investments prior to any subsequent exits or repayments. TCG BDC’s investment objective is to generate current income and capital appreciation primarily through debt investments in U.S. middle market companies. TCG BDC has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended.

Cautionary Statement Regarding Forward-Looking Statements
This press release may contain forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by the use of forward-looking terminology such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may,” “plans,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions to identify forward-looking statements, although not all forward-looking statements include these words. You should read statements that contain these words carefully because they discuss our plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. We believe that it is important to communicate our future expectations to our investors. There may be events in the future, however, that we are not able to predict accurately or control. You should not place undue reliance on these forward-looking statements, which speak only as of the date on which we make it. Factors or events that could cause our actual results to differ, possibly materially from our expectations, include, but are not limited to, the risks, uncertainties and other factors we identify in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in filings we make with the Securities and Exchange Commission, and it is not possible for us to predict or identify all of them. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Unless otherwise stated, all figures and statistics contained herein are as of December 31, 2019.
About The Carlyle Group
The Carlyle Group (NASDAQ: CG) is a global investment firm with deep industry expertise that deploys private capital across four business segments: Corporate Private Equity, Real Assets, Global Credit and Investment Solutions. With $224 billion of assets under management as of December 31, 2019, Carlyle’s purpose is to invest wisely and create value on behalf of its investors, portfolio companies and the communities in which we live and invest. The Carlyle Group employs more than 1,775 people in 32 offices across six continents. Further information is available at www.carlyle.com. Follow The Carlyle Group on Twitter @OneCarlyle

Contacts:

Investors:	Media:
Daniel Harris	Brittany Berliner
+1-212-813-4527 daniel.harris@carlyle.com	+1-212-813-4839 Brittany.berliner@carlyle.com